Exhibit 10.5

THIS AGREEMENT ("Agreement") is made and entered into this 25 day of, Feb, 2007, by and between MILLENNIUM GROUP WORLDWIDE, INC., hereinafter referred to as "MILLENNIUM," and WANDANA INTERNATIONAL JAMBO COFFEES AND TEAS, INC., hereinafter referred to as "WANDANA."

WITNESSETH:

WHEREAS, MILLENNIUM is a corporation that has demonstrated a concern for the social and economic needs of disadvantaged communities in Africa through broad based economic empowerment strategies; and

WHEREAS, WANDANA is a corporation organized to create economic development opportunities in Africa, and particularly Kenya, in order to improve the social and economic power of those historically disadvantaged citizens within Africa, through, among other things, the growing, roasting, grinding and distribution of 100% African coffee or coffee beans; and

WHEREAS, WANDANA has developed and amassed extensive contacts and expertise in the area of African coffees, including, without limitation, manufacturing, marketing, roasting, growing, distributing and harvesting of various coffee products from coffee beans from East Africa and other coffee producing regions (the "WANDANA Business Model"); and

WHEREAS, MILLENNIUM wishes to invest six million dollars ($6,000,000.00) in a yet to be formed corporation in order to take advantage of the benefits of the WANDANA Business Model to further its goals and objectives; and

WHEREAS, MILLENNIUM and WANDANA have agreed to form a new corporation organized under the laws of the State of Florida for the purpose of executing the WANDANA Business Model in the United States; and

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the foregoing recitals are true and accurately stated and are hereby incorporated into this Agreement, and further agree as follows:

ARTICLE I
THE NEW CORPORATION

1.1.

It is proposed that the name of the new corporation shall be "Jax

Roasters, Inc."(hereinafter sometimes referred to as the New

Corporation"), or a similar name which the incorporators may select.

1.2

 It is proposed that the New Corporation shall be formed and organized for the purpose of implementing the WANDANA Business Model, as set forth in more detail in the Business Plan attached hereto as Exhibit "A". 1.3

It is proposed that the New Corporation shall be authorized to issue

50,000,000 shares of capital stock with a par value of one (1) cent and with the discretion of the Board of Directors, pursuant to the Articles of

Incorporation and Bylaws, to determine the designations, preferences,

voting and other rights, and limitations.

1.4

It is proposed that WANDANA deliver to the New Corporation its expertise, contacts, and extensive experience in the area of, among other things, African coffee bean roasting, growing, harvesting, distributing and marketing, in exchange for MILLENNIUM's investment of six million dollars ($6,000,000.00) in the New Corporation.

1.5

In exchange for its investment, MILLENNIUM shall receive 51% of the issued shares of the New Corporation and WANDANA shall receive 49% of the issued shares of the New Corporation.

1.6

MILLENNIUM and WANDANA agree to enter into a shareholder's
agreement in the substantial form and substance as the shareholder's agreement attached hereto as Exhibit "B".

 1.7

MILLENNIUM acknowledges that no representations or warranties of any nature have been made to it respecting the ultimate tax or other economic consequences of its investment. MILLENNIUM is aware that the business of the proposed New Corporation is speculative in nature and involves various risks, including, but not limited to those risks that have been discussed with MILLENNIUM.

1.8

The parties agree that any of the subscribers or their attorneys may act as incorporator and execute and file articles of incorporation.

1.9

MILLENNIUM hereby subscribes to 51% of the total shares issued by

"Jax Roasters, Inc." at a price of six million dollars ($6,000,000.00). MILLENNIUM will fulfill its investment obligation by delivering to "Jax Roasters, Inc." a verifiable commitment to provide six (6) million dollars ($6,000,000.00) in operating capital and subsequently provides said capital pursuant to a draw schedule in accordance with the capital needs of the Wandana Business Model, as more fully set forth in the Wandana Business Plan attached hereto as Exhibit "A".

ARTICLE II OBLIGATIONS OF WANDANA

2.1.

WANDANA shall, during the term of this agreement, provide

Jax Roasters, Inc. with the WANDANA Business Model. The WANDANA Business Model shall consist of WANDANA providing its management and business expertise, fa among other things, the growing, harvesting, roasting and distributing of 100% African coffee beans.

2.2.

WANDANA shall manage the day to day operations of Jax Roasters,
Inc. Simon Nyagah shall act as the President of Jax Roasters, Inc. Linda Fructuoso, Martin Mwaniki, Jackson Kanamplu shall act as the Vice Presidents of Jax Roasters, Inc. Their employment shall be formalized by way of employment agreements.

ARTICLE III

OBLIGATIONS OF MILLENNIUM

3.1.

MILLENNIUM shall invest six million dollars (US) ($6,000,000.00) in Jax
Roasters, Inc. in exchange for 51 % of the total shares of the corporation issued.

3.2.

MILLENNIUM agrees to enter into the shareholder's agreement attached hereto as Exhibit "B".

ARTICLE IV
OWNERSHIP OF BOOKS, RECORDS AND FILES

4.1.

The parties acknowledge that during and after the formation of the new corporation, both parties may disclose confidential information, including without limitation, trade secrets, blending and roasting techniques, trademarks, servicemarks, copyrighted material, proprietary data, contact information, etc., to the other party. Each party specifically acknowledges that the other party's trade secrets and proprietary data, including, but not limited to, customer information, blending and roasting techniques or processes, business contacts, market strategies, business plans and concepts, vendor agreements, address lists, tabulations, compilations, software and specialized software applications, specific product development information, policies, internal memoranda, corporate records, rolodex files, agreements, minutes of meetings, correspondences, membership lists and related information, and any other information pertaining to each party's business dealings, shall remain the property of each respective party. Further, MILLENNIUM agrees that the New Corporation shall enter into a licensing agreement with WANDANA in relation to all of WANDANA's proprietary materials or information, including, without limitation, processes for blending and roasting coffee beans, trademarks and servicemarks?

4.2

Each party acknowledges that the other party's trade secrets and proprietary data are confidential. Each party further acknowledges that the confidential information of such other party is a valuable and unique asset of the other party, and agrees not to disclose to any person or entity, except under legal compunction from a court or other entity of competent jurisdiction, nor make personal use of any such confidential information concerning the other party.

TERM OF AGREEMENT AND TERMINATION

5.1. Either party may terminate this Agreement, if the other party is in material breach of the Agreement, by giving written notice thereof to the other party. Such notice shall specify the alleged material breach, shall state the termination date and shall be sent by certified mail, return receipt requested, to the other party at the notice address specified. The defaulting party shall have thirty (30) days to cure the default to the reasonable satisfaction of the non-defaulting party.

ARTICLE VI
MISCELLANEOUS

6.1. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter of this Agreement. Unless otherwise specified in this Agreement, no amendment or modification of this Agreement shall be valid or binding upon either party to this Agreement unless made in writing and fully executed by both parties.

6.2. All notices provided herein or contemplated hereby shall be in writing and shall be deemed to have been duly given when sent postage prepaid by certified mail, return receipt requested, to the parties at the addresses contained on the execution page of this Agreement. Each party is to, at all times, keep the other party notified of changes in current mailing and physical addresses.

6.3.

This Agreement shall be construed and enforced in accordance with the laws of the State of Florida. Litigation shall be in the 4th Judicial Circuit Court of Florida, located in Duval County, and venue shall be exclusively in Duval County, Florida.

6.4.

In the event of litigation, whether in a court of law or in an arbitration proceeding, arising from or relating to this Agreement, the prevailing party shall have its costs, including reasonable attorneys' fees and costs of arbitration, paid by the losing party.

6.5.

The parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Any judgment upon the arbitration award may be entered in any Court having jurisdiction thereof.

6.6.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors. Neither party shall be entitled to assign its rights or obligations under this Agreement to any other party.

6.7.

In construing the terms of this Agreement, it is agreed by the parties hereto that (1) all Article headings are for convenience of reference; (2) all references to gender shall be deemed to include every other person; (3) the singular includes the plural and the plural includes the singular; and (4) the invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provisions. Furthermore, the parties hereto acknowledge that they have each participated in the preparation of this Agreement, and their respective counsel had the opportunity to make comments and revisions in connection with its preparation. Accordingly, it is hereby agreed that no party shall be deemed to have drafted this Agreement for purposes of any ambiguity construed against the preparer of this Agreement, should a court determine any ambiguity exists.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year set forth at the beginning of this Agreement and do hereby agree to fully perform the covenants and agreements as hereinabove set forth.

MILLENNIUM GROUP WORLDWIDE, INC. WANDANA INTERNATIONAL

COFFEES & TEAS, INC.

SIMON NYAGAH Title: President

GAWandana IntlAgr

     ADDENDUM TO SHAREHOLDERS’AGREEMENT

THIS ADDENDUM TO SHAREHOLDERS’ AGREEMENT (the “Addendum”), made this 30th day of November 2007, by and between Millennium Group Worldwide, Inc., a Florida corporation (“Millennium”), located at 2825 North 10th Street, St Augustine, FL 32084, Wandana International Jambo Coffees & Teas, Inc. (“Wandana”), located at 200Business Circle #106, St. Augustine, FL.32905 and Jax Roasters, Inc. (“Jax”), located at 200Business Circle #106, St. Augustine, FL.32905  (collectively  “we, us, the parties or the group”).

WHEREAS, the parties entered into a Shareholders Agreement dated as of 25th February, 2007 (the “Agreement”) regarding the ownership and development of a coffee manufacturing and distribution company (the “Company”); and

WHEREAS, the parties hereby wish to modify, change and amend the Agreement.

NOW, THEREFORE, in consideration of $10.00 and the mutual covenants contained herein, the parties covenant and agree as follows:

1.

The above-referenced recitals are true and correct.

2.

Insert on first page as third WHEREAS paragraph the following:

“The parties hereby agree that the funding for the Company shall be contingent on the completion of an Initial Public Offering (“IPO”), placed by Millennium (Form S-1, filed August 18, 2007 for $75,000,000.00). With respect to the funds raised from the IPO the parties further agree to the following:

a.

That at all times during the IPO process the basic terms of the Agreement remain enforceable between the parties; and

i.

The parties shall not be obligated to perform any of their respective duties and responsibilities required under the terms of the Agreement, unless a minimum of $37,500,000 is raised in the IPO.

ii.

In the event that the funding requirements of the IPO are not achieved within 120 days from the IPO filing date, this Agreement shall automatically terminate and the parties shall be released of all obligations.

3.

This Addendum together with the terms and provisions of the Shareholders’ Agreement, which are not inconsistent with this Addendum, shall constitute the entire agreement between the parties with regard to the subject matter hereof.

4.

This Addendum may be executed in any number of counterparts which, when considered together shall be considered one instrument. For purposes of this Addendum, executed facsimiles shall be treated as originals.

WHEREFORE, the parties have caused this Addendum to be properly executed as of the date and day first above written.

MILLENNIUM GROUP WORLDWIDE, INC.:

By: __________________________

        Julius V. Jackson, Chairman

WANDANA INTERNATIONAL COFFEES & TEAS, INC.:

                                     By: _______________________________

JAX ROASTERS, INC.:

By: __________________________________